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                                                              Equity Exhibit 1.2




                            NEXTLINK COMMUNICATIONS, INC.


                   CLASS A COMMON STOCK ($0.02 PAR VALUE PER SHARE)


                                UNDERWRITING AGREEMENT
                               (INTERNATIONAL VERSION)
                               -----------------------



                                                                 London, England
                                                              September __, 1997

Salomon Brothers International Limited
Merrill Lynch International
Bear, Stearns International Limited
Lazard Capital Markets
  as Representatives of the several Underwriters
    named in Schedule A hereto
      c/o Salomon Brothers International Limited
        Victoria Plaza
          111 Buckingham Palace Road
            London SWIW OSB England.

Ladies and Gentlemen:

       NEXTLINK Communications, Inc., a corporation organized under the laws of the State of Washington (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule A hereto (the "Underwriters"), for whom Salomon Brothers International Limited ("Salomon Brothers"), Merrill Lynch International, Bear, Stearns International Limited and Lazard Capital Markets are acting as representatives (in such capacity, the "Representatives"), an aggregate of 2,400,000 shares and, at the election of the Underwriters, up to 456,000 additional shares of Class A Common Stock, par value $0.02 per share (the "Stock"), and Eagle River Investments, L.L.C., a Washington limited liability company (the "Selling Shareholder"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 640,000 shares of Stock. The aggregate of 3,040,000 shares to be sold by the Company and the Selling Shareholder is herein called the "Firm Shares" and the aggregate of 456,000 additional shares to be sold by the Company is herein called the "Optional Shares" (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof collectively called the "Shares").

       It is understood and agreed to by all parties that the Company and the Selling Shareholder are concurrently entering into an agreement (the "U.S. Underwriting Agreement") providing for the sale by the


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Company and the Selling Shareholder of up to a total of 13,984,000 shares of
Stock (the "U.S. Shares"), including the overallotment option thereunder, through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Salomon Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Lazard Freres & Co. LLC are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement Between U.S. Underwriters and International Underwriters (the "Agreement Between U.S. Underwriters and International Underwriters") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of Prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of Prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2(a), 2(b), 2(c) and 10 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

       SECTION 1.  REPRESENTATIONS AND WARRANTIES.

            (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each of the Underwriters as of the date hereof and as of each Closing Time referred to in Section 2(c) hereof, and agrees with each of the Underwriters as follows:

                (i) Effectiveness of Registration Statement. A registration statement on Form S-1 (File No. 333-32001) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "1933 Act") which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the 1933 Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final Prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act in accordance with
       Section 3(a) hereof and deemed by virtue of Rule 430A under the 1933 Act to be part of the Initial Registration Statement at the time it was declared effective, or such part of the Rule 462(b) Registration Statement, if any, at the time it became effective (each such part of a registration statement as amended at the time such part became effective), are hereinafter collectively called the "Registration

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       Statement"; and such final Prospectus, in the form first filed pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the "Prospectus").

               (ii) Compliance of Preliminary Prospectus with the Requirements of the 1933 Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Salomon Brothers expressly for use therein or by the Selling Shareholder expressly for use in the preparation of the answers therein to items 7 and 11(1) of Form S-1.

              (iii)     Compliance of Registration Statement and Prospectus
       with the Requirements of the 1933 Act.   The Registration Statement
       conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Salomon Brothers expressly for use therein or by the Selling Shareholder expressly for use in the preparation of the answers therein to items 7 and 11(1) of Form S-1.
 .
               (iv) Independent Accountants. The accountants who certified the financial statements included in the Prospectus are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

                (v) Financial Statements. The financial statements, together with the related notes, included in the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

               (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (1) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material

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       Adverse Effect"), whether or not arising in the ordinary course of business, (2) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (3) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Washington and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

             (viii) Good Standing of Designated Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and NEXTLINK Pennsylvania, L.P. and NEXTLINK, Ohio, L.L.C. (each a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly organized and is validly existing and in good standing, where applicable, as a corporation, limited liability company or limited partnership, as the case may be, under the laws of the jurisdiction of its formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock or other equity interest of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and 99% thereof is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interest of the Designated Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the constituting or operative document or agreement of any Designated Subsidiary or under any agreement to which the Company or any Designated Subsidiary is a party.

               (ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus as of the dates indicated therein. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive right, co-sale right, registration right, right of first refusal or other similar rights of any securityholder of the Company, as applicable.

                (x) Authorization of Agreements. This Agreement and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by the Company.

               (xi) Authorization and Description of the Shares. The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Shares conform and will conform to the statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares by the Company is not subject to the preemptive right, co-sale right, registration right, right of first refusal or other similar rights of any securityholder of the Company other than those that have been expressly waived prior to the date hereof. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option and other plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

              (xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its constituting or operative document or agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; the issue and sale of the Shares, the execution, delivery and performance of this Agreement, the U.S. Underwriting Agreement, the Shares and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby, thereby or in the Prospectus and the consummation of the transactions contemplated herein, therein and in the Prospectus (including the issuance and sale of the Shares by the Company hereunder and under the U.S. Underwriting Agreement), the compliance by the Company with its obligations hereunder and under the U.S. Underwriting Agreement have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the constituting or operative document or agreement of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any material note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require to repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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             (xiii)     Absence of Further Requirements.  No filing with, or
       authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the actions contemplated by this Agreement, except the registration under the 1933 Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the U.S. Underwriters.

              (xiv) Possession of Licenses and Permits. Except as set forth in or contemplated by the Prospectus with respect to systems under development and the offering of dial tone service, each of the Company and its Designated Subsidiaries has all material certificates, consents, exemptions, orders, permits, licenses, authorizations, franchises or other material approvals (each, an "Authorization") of and from, and has made all material declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or appropriate for the Company and its Designated Subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as set forth in or contemplated by the Prospectus, all such Authorizations are in full force and effect with respect to the Company and its Designated Subsidiaries; to the best knowledge of the Company, no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization; the Company and its Designated Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and, except as set forth in the Prospectus, the Company has no knowledge that any person is contesting or intends to contest the granting of any material Authorization; and neither the execution and delivery of this Agreement, the U.S. Underwriting Agreement or the Shares, nor the consummation of the transactions contemplated hereby and thereby nor compliance with the terms, conditions and provisions hereof and thereof by the Company or any of its Designated Subsidiaries will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization.

               (xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

              (xvi) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which could reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of this Agreement or the U.S. Underwriting Agreement or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental


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       proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

             (xvii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and except as otherwise described in the Prospectus neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xviii)     Title to Property.  The Company and its subsidiaries
       have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

              (xix) Tax Returns. The Company and its subsidiaries have filed all federal, state, foreign and, to the extent material, local tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in
       Section 1(a)(v) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

               (xx) Environmental Laws. Except as described in the Prospectus and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and
       (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

              (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

             (xxii) Certain Disclosures in Prospectus. The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Business-Regulatory Overview" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects; and the statements set forth in the international version of the Prospectus under the caption "Certain United States Tax Consequences to Non-U.S. Holders", insofar as such statements purport to summarize certain United States federal income and estate tax consequences of the ownership and dispensation of the Stock by certain non-U.S. holders (as such term is defined in the International Prospectus) of the Shares, provide a fair summary of such consequences under current law.

            (xxiii)     Cuba.  Neither the Company nor any of its affiliates
       does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

             (xxiv) No Manipulation or Stabilization. Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken and will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

       (b) REPRESENTATIONS AND WARRANTIES BY, AND COVENANTS OF, THE SELLING SHAREHOLDER. The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

            (i) Authorizations. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the U.S. Underwriting Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder and under the U.S. Underwriting Agreement, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and the U.S. Underwriting Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder and under the U.S. Underwriting Agreement.

            (ii) Absence of Defaults and Conflicts. The sale of the Shares to be sold by such Selling Shareholder hereunder and under the U.S. Underwriting Agreement and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the U.S. Underwriting Agreement, and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action and do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute or material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the constituting or operative document or agreement of such Selling Shareholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder.

            (iii) Title to Shares. Such Selling Shareholder has, and immediately prior to the First Closing Time (as defined in Section 2 hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder and under the U.S. Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto and thereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters or the U.S. Underwriters, as the case may be.

            (iv) No Manipulation or Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Shares or any related securities.

            (v) Compliance of Preliminary Prospectus, Registration Statement and Prospectus with the Requirements of the 1933 Act. To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements of the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (vi) Form W-9. In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Closing Time (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            (vii) Survival of Selling Shareholder's obligations. The obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by dissolution or by the occurrence of any other event; if the Selling Shareholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement and of the U.S. Underwriting Agreement.

            (c) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company (or any of its subsidiaries) or of the Selling Shareholder delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Selling Shareholder, as the case may be, to each Underwriter as to the matters covered thereby.

            (d) REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. Each Underwriter severally represents and agrees that:

            (i) it has not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any Shares other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985;

            (ii) it has complied and will comply with all applicable provisions of The Financial Services Act 1986 with respect to anything done by it in relation to the International Securities, in, from or otherwise involving the United Kingdom; and

            (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the International Securities if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1992 or a person to whom the document may otherwise lawfully be issued or passed on.

       SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

            (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth (a) each of the Company and the Selling Shareholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder, at the purchase price per share of $_____, the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholder as set forth opposite their respective names in Schedule B hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Shareholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
 .
       The Company hereby grants to the Underwriters the right to purchase at their election up to 456,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Closing Time (as defined in Section 2(c) hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

            (b) TERMS AND CONDITIONS OF SALE. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

            (c) CLOSING AND PAYMENT. (i) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Salomon Brothers may request upon at least forty-eight hours' prior notice to the Company and the Selling Shareholder shall be delivered by or on behalf of the Company and the Selling Shareholder to Salomon Brothers, through the facilities of the Depository Trust Company ("DTC") (unless the Representatives shall otherwise instruct) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer or certified or official bank check or checks, payable to the order of the Company and the Selling Shareholder, as their interests may appear, in immediately available (same day) funds. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the offices of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m. on _______ _, 1997 or such other time and date as Salomon Brothers, the Company and the Selling Shareholder may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m. on the date specified by Salomon Brothers in the written notice given by Salomon Brothers of the Underwriters' election to purchase such Optional Shares, or such other time and date as Salomon Brothers and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Closing Time", such time and date for delivery of the Optional Shares, if not the First Closing Time, is herein called the "Second Closing Time", and each such time and date for delivery is herein called a "Closing Time".

       (ii) The documents to be delivered at each Closing Time by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 5(m) hereof, will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Closing Time. A meeting will be held at the Closing Location at 2:00 p.m. on the New York Business Day next preceding such Closing Time, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 2 and Section 3(a)(iii) below, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

       (iii) It is understood and agreed that each Closing Time under this Agreement shall occur simultaneously with each Closing Time under the U.S. Underwriting Agreement.

       SECTION 3.  COVENANTS.

       (a) COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

       (i) Preparation of Prospectus; Notices. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus, properly completed, and any supplement thereto, pursuant to Rule 424(b) under the 1933 Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act, and to provide evidence satisfactory to the Representatives of such timely filing; to use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, to become effective; prior to termination of the offering of the Shares, to make or file no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or becomes effective or the Prospectus or any supplement thereto or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

       (ii) Qualifications of the Shares under State Securities Laws. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as they may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

       (iii) Copies of and Amendments to Prospectus and Supplements. Prior to 12:00 noon on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives' request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act. The Company will advise the Representatives promptly of any proposal to amend or supplement the Prospectus and will not effect such amendment or supplement without the consent of the Representatives. Neither the consent of the Representatives, nor the Underwriter's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

       (iv) Earning Statement. To make generally available to its securityholders as soon as practicable, but in any event not later than the 30th day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

       (v) Lock-Up. During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or announce an offering of, except as provided hereunder or under the U.S. Underwriting Agreement, any Stock or any securities convertible into or exchangeable for, Stock (other than (i) grants of options and issuances and sales of Class A Common Stock issued pursuant to any employee or director stock option plan, stock ownership plan or stock purchase plan in effect on the date of this Agreement, (ii) issuances of Class A Common Stock upon the conversion of securities or the exercise of warrants outstanding on the date of this Agreement, (iii) issuance of Class B Common Stock upon exercise of options outstanding on the date of this Agreement, (iv) issuance of Common Stock pursuant to agreements in effect on the date of this Agreement (which issuances will not involve the issuance of a material amount of shares of Common Stock) or
(v) issuance of Common Stock in connection with acquisitions; PROVIDED that the recipients of such shares of Common Stock agree in writing with Salomon Brothers to be bound by the unexpired term of this agreement not to sell) without the prior written consent of Salomon Brothers.

       (vi) Investment Company. Not to be or become, at any time prior to the expiration of three years after the Closing Time, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the 1940 Act.

       (vii)  Information to the Shareholders.   To furnish to its shareholders
as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

       (viii) Information to the Representatives.   During a period of five
years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

       (ix) Listing. To use its best efforts to qualify the Shares for inclusion on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ").

       (x) Use of Proceeds. To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under "Use of Proceeds".

       (xi) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

       (b)    COVENANTS OF THE UNDERWRITERS.  Each Underwriter agrees that:

       (i) it is not purchasing any of the Shares for the account of any United States or Canadian Person;

       (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the Shares and has not distributed and will not distribute any Prospectus to any person in the United States or Canada, or to any United States or Canadian Person, and

       (iii) any dealer to whom it may sell any of the Shares will represent that it is not purchasing for the account of any United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the Shares in the United States or Canada, or to any United States or Canadian Person or to any other dealer who does not so represent and agree;

PROVIDED, HOWEVER, that the foregoing shall not restrict (A) purchases and sales between the U.S. Underwriters on the one hand and the International Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Brothers International Limited (or through the Representatives and International Representatives) as a part of the distribution of the Shares, and (C) sales to or through (or distributions of Prospectuses or Preliminary Prospectuses to) persons not United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of any United States or Canadian Person.

       The agreements of the Underwriters set forth in this paragraph (b) of
Section 3 shall terminate upon the earlier of the following events:

    (i) a mutual agreement of the Representatives and the U.S. Representatives to terminate the selling restrictions set forth in this paragraph (b) of this Section 3 and in Section 3(b) of the U.S. Underwriting Agreement; or

   (ii) the expiration of a period of 30 days after the Closing Time, unless (A) the Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the Shares by the Underwriters has not yet been completed, or (B) the U.S. Representatives shall have given notice to the Company and the International Underwriters that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the U.S. Representatives or the Representatives is given, the agreements set forth in such paragraph (b) shall survive until the earlier of
(1) the event referred to in the immediately preceding clause (i) of this paragraph (b) or (2) the expiration of an additional period of 30 days from the date of any such notice.

       "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S. or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

       SECTION 4.  PAYMENT OF EXPENSES.

       (a) EXPENSES. Each of the Company and the Selling Shareholder covenants and agrees with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing any Agreement among Underwriters, this Agreement, the U.S. Underwriting Agreement, the Agreement Between U.S. Underwriters and International Underwriters, the Selling Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, (iv) all fees and expenses in connection with inclusion of the Shares on the NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares;
(vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar and of DTC; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 6, 7 and 10(d) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

       (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

       SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder, as to the Shares to be delivered at each Closing Time, are subject to the accuracy, at and as of such Closing Time, of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by each of the Company and the Selling Shareholder of its covenants and other obligations hereunder, and to the following further conditions:

       (a) FILING OF PROSPECTUS AND EFFECTIVENESS OF REGISTRATION STATEMENT. If the Registration Statement has not become effective prior to execution of this Agreement, unless the Representatives and the lead managers for the U.S. Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 p.m. on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. on such date or (ii) 9:30 a.m. on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. on such date; if filing is required pursuant to Rule 424(b), the Prospectus shall have been filed with the Commission pursuant to such Rule within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction.

       (b) OPINION OF COUNSEL FOR COMPANY. At such Closing Time, the Representatives shall have received the favorable opinions, dated as of such Closing Time, of Willkie Farr & Gallagher, counsel for the Company, of R. Bruce Easter, Esq., Vice President, General Counsel and Secretary of the Company, and of Davis Wright Tremaine LLP, special Washington counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibits A-1, A-2 and A-3 hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

       (c) OPINION OF COUNSEL FOR UNDERWRITERS. At such Closing Time, the Representatives shall have received the favorable opinion, dated as of such Closing Time, of Sullivan & Cromwell, counsel for the Underwriters, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Closing Time, the Registration Statement, the Prospectus and such other related matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

       (d) OPINION OF COUNSEL FOR SELLING SHAREHOLDER. At the First Closing Time, the Representatives shall have received the favorable opinions, dated as of such Closing Time, of [Davis Wright Tremaine], counsel for the Selling Shareholder, to the effect set forth in Exhibit A-4 hereto, and to such further effect as counsel to the Underwriters may reasonably request.

       (e) OFFICERS' CERTIFICATES. At such Closing Time, there shall not have been, since the date hereof or since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business except as set forth in the Prospectus (exclusive of any supplement thereto), and the Representatives shall have received certificates of the Chairman of the Board, the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, and (with respect to subsections (iii) and (iv) below) of officers of equivalent title and functions of the Selling Shareholder, satisfactory to the Representatives, to the effect that, at and as of such Closing Time, (i) they have carefully examined the Registration Statement, the Preliminary Prospectus, the Prospectus and any supplements thereto and this Agreement, (ii) there has been no such material adverse change, (iii) the representations and warranties of the Company and the Selling Shareholder, in each case as applicable, in Section 1 hereof are true and correct in all material respects on and as of the Closing Time with the same force and effect as though expressly made at and as of such Closing Time, (iv) the Company and the Selling Shareholder, in each case as applicable, have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to such Closing Time, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened.

       (f) ACCOUNTANT'S COMFORT LETTER. On the date of the Prospectus at a time prior to the execution of this Agreement, and at 10:00 a.m. on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, the Representatives shall have received from Arthur Andersen LLP a letter or letters dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to the Underwriters with respect to the financial statements and certain financial information contained in the Prospectus.

       (g) BRING-DOWN COMFORT LETTER. At such Closing Time, the Representatives shall have received from Arthur Andersen LLP a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

       (h) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (1) there has been no Material Adverse Effect, whether or not arising in the ordinary course of business, (2) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise (3) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (4) there has been no change or decrease specified in the letters referred to in Section 5(f) and 5(g) above, the effect of which, in any case referred to in clauses (1) through (4) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

       (i) MAINTENANCE OF RATING. On or after the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Company's debt securities or preferred stock by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

       (j) LISTING. The Shares to be sold by the Company and the Selling Shareholder at such Closing Time shall have been included for quotation on NASDAQ.

       (k) DELIVERY OF PROSPECTUSES. The Company shall have complied with the provisions of Section 3(a)(iii) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement.

       (l) ADEQUATE DISCLOSURE OF LITIGATION. There is no litigation or governmental or other action, suit, claim, proceeding or investigation before any court or any public, regulatory or governmental agency or body, pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective officers (in their capacity as officers of the Company or such subsidiaries) or any of the properties, assets, business or rights of the Company or such subsidiaries which is of a character required to be disclosed in the Registration Statement and Prospectus which is not disclosed therein.

       (m) ADDITIONAL DOCUMENTS. At such Closing Time: (i) the Company and the Selling Shareholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request; (ii) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and (iii) all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

       (n) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to such Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.


       SECTION 6.  INDEMNIFICATION.

       (a) INDEMNIFICATION OF UNDERWRITERS. (i) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, liabilities (joint or several), claims, damages and expenses whatsoever, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Preliminary Prospectus or Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company and the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

   (ii) If the indemnification provided for in Section 6(a)(i) hereof is unavailable or insufficient to hold harmless an indemnified party under such section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) and any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action, the Selling Shareholder agrees to (A) indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, liabilities (joint or several), claims, damages and expenses whatsoever, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Preliminary Prospectus or Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, Preliminary Prospectus or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, and (B) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; PROVIDED, FURTHER, that the liability of the Selling Shareholder pursuant to this subsection shall not exceed the product of the number of Shares sold by such Selling Shareholder and the initial public offering price of the Shares (less underwriting discount) as set forth in the Prospectus. This indemnity agreement will be in addition to any liability which the Selling Shareholder may otherwise have.

       (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS AND SELLING SHAREHOLDER. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder, against any and all losses, liabilities (joint or several), claims, damages and expenses described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to written information furnished to the Company by such Underwriter through Salomon Brothers specifically for inclusion in the documents referred to in the foregoing indemnity. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Shares, the stabilization legend in block capital letters on the reverse of the cover page and, under the heading "Underwriting", (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization in the Preliminary Prospectus, the Registration Statement or the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in such Preliminary Prospectus, Registration Statement or Prospectus.

       (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

       SECTION 7.  CONTRIBUTION.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses (including legal or other expenses reasonably incurred in connection with investigating or defending same) incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement (provided that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder) or (ii) if the allocation provided by clause (i) is unavailable for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

       The relative benefits received by the Company and the Selling
Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover page of the Prospectus, bear to the aggregate initial offering price of the Shares.

       The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The Company and the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

       Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such

Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

       Notwithstanding the provisions of this Section 7, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares set forth opposite their respective names in Schedule A hereto and not joint.

       SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Company or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholder, and shall survive delivery of the Shares to the Underwriters.

       SECTION 9.  TERMINATION OF AGREEMENT.

       (a) TERMINATION; GENERAL. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Shareholder prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the NASDAQ or trading in securities generally on the New York Stock Exchange or the NASDAQ shall have been suspended or limited or minimum prices shall have been established on such Exchange or NASDAQ, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any supplement thereto).

       (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

       SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If any one or more of the Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule A hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase;

PROVIDED, HOWEVER, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all of the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Time shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or the Selling Shareholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

       SECTION 11. RELIANCE; NOTICES. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Salomon Brothers on their behalf.

       All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Salomon Brothers International Limited General Counsel (fax no.: (212) 783-1752) and confirmed to Salomon Brothers International Limited, Victoria Plaza, 111 Buckingham Palace Road, London, SWIW OSB England, Attention: General Counsel; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: General Counsel; and if to the Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to Eagle River Investments, L.L.C., 2300 Carillon Point, Kirkland, Washington 98033-7353 Attention: General Counsel; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 6(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

       SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

       SECTION 13. TIME OF THE ESSENCE.   Time shall be of the essence of this
Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

       SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

       SECTION 15. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

       SECTION 16. COUNTERPARTS.   This Agreement may be executed by any one of
more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and the Selling Shareholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Between International Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly Yours,

                                       NEXTLINK Communications, Inc.

                                       By__________________________________
                                         Name:  R. Bruce Easter, Jr.
                                         Title:    Vice President


                                       EAGLE RIVER INVESTMENTS, L.L.C.

                                       By__________________________________
                                         Name:
                                         Title:


CONFIRMED AND ACCEPTED,
  as of the date first above written:

Salomon Brothers International Limited
Merrill Lynch International
Bear, Stearns International Limited
Lazard Capital Markets

By:  Salomon Brothers International Limited

By____________________________________
  Name:
  Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.



                                                                 SCHEDULE A


                                                                       NUMBER OF OPTIONAL
                                               TOTAL NUMBER OF      SHARES TO BE PURCHASED IF
                                              FIRM SHARES TO BE          MAXIMUM OPTION
          UNDERWRITER                             PURCHASED                EXERCISED
          -----------                         -----------------    -------------------------
Salomon Brothers International Limited . . .
Merrill Lynch International. . . . . . . . .
Bear, Stearns International Limited. . . . .
Lazard Capital Markets . . . . . . . . . . .





                                                  -----------            -----------

       Total. . . . . . . . . . . . . . . .       3,040,000                456,000
                                                  ===========            ===========




                                      Sch A - 1



                                                                 SCHEDULE B


                                                                       NUMBER OF OPTIONAL
                                               TOTAL NUMBER OF      SHARES TO BE PURCHASED IF
                                              FIRM SHARES TO BE          MAXIMUM OPTION
          UNDERWRITER                             PURCHASED                EXERCISED
          -----------                         -----------------    -------------------------
The Company . . . . . . . . . . . . . . . .       2,400,000                 456,000
The Selling Shareholder . . . . . . . . . .         640,000                    0
                                                  ---------                 -------
        Total . . . . . . . . . . . . . . .       3,040,000                 456,000
                                                  =========                 =======




                                       Sch B-1

                                                                     Exhibit A-1


                     FORM OF OPINION OF WILKIE FARR & GALLAGHER
                      TO BE DELIVERED PURSUANT TO SECTION 5(b)


       (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington.

      (ii) The Company has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

      (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus as of the dates indicated therein; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

       (v) Each Designated Subsidiary has been duly formed and is validly existing as a corporation, limited liability company or limited partnership in good standing, where applicable, under the laws of the jurisdiction of its formation, and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; all of the issued and outstanding shares, membership interests or partnership interests of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as otherwise set forth in the Prospectus in respect of the minority interests described therein, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

      (vi) The Underwriting Agreement and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by the Company.

     (vii) The Shares being delivered at each Closing Time have been duly authorized and validly issued and are fully paid and non-assessable; and the Shares conform to the description of Stock contained in the Prospectus.

    (viii) The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

      (ix) The information in the Prospectus under the caption "Description of Capital Stock", to the extent that it constitutes a summary of the terms of the Stock, and under the captions "Business-Regulatory Overview" and "Underwriting", to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is correct in all material respects.


                                        A-1-1

       (x) The statements set forth in the international version of the Prospectus under the caption "Certain United States Tax Consequences to Non-U.S. Holders", insofar as such statements purport to summarize certain United States federal income and estate tax consequences of the ownership and dispensation of the Stock by certain non-U.S. holders (as such term is defined therein) of the Shares, provide a fair summary of such consequences under current law.

      (xi) All descriptions in the Prospectus of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Prospectus that are not described or referred to in the Prospectus other than those described or referred to therein and the descriptions thereof or references thereto are correct in all material respects.

     (xii) To the best knowledge of such counsel, neither the Company nor any of its Designated Subsidiaries is in violation of its charter or by-laws or other constituting or operative document or agreement and, to the best of our knowledge, no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Prospectus.

    (xiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the actions contemplated by the Underwriting Agreement, except the registration under the 1933 Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters.

     (xiv) The issue and sale of the Shares, the execution, delivery and performance of the Underwriting Agreement, the U.S. Underwriting Agreement, the Shares and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby, thereby or in the Prospectus, and the consummation of the transactions contemplated herein, therein and in the Prospectus (including the issuance and sale of the Shares by the Company hereunder and under the U.S. Underwriting Agreement and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds"), the compliance by the Company with its obligations hereunder and under the U.S. Underwriting Agreement have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or any other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiaries thereof is subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the constituting or operative document or agreement of the Company or any of its subsidiaries or any applicable law, statute, rule,


                                        A-1-2
regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties.

      (xv) The Company is not, and upon the issuance and sale of the Shares and the application of the net proceeds therefrom will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     (xvi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to each Closing Time (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in subsection (ix) of this opinion, they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Closing Time (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as if its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Time (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of such Closing Time, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Time (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

    In rendering such opinion, such counsel (A) may rely (i) as to matters involving the application of the laws of the State of Washington, upon the opinion of Davis Wright Tremaine LLP, special Washington counsel to the Company (which opinion shall be dated and furnished to the Underwriters at each Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that Willkie Farr & Gallagher shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (ii) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials and (B) may state that they express no opinion as to the laws of any jurisdiction outside the United States. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                        A-1-3

                                                                     Exhibit A-2

                       FORM OF OPINION OF R. BRUCE EASTER, ESQ.
                       TO BE DELIVERED PURSUANT TO SECTION 5(b)

       (i) There is not pending or, to the best of my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary thereof is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which could reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the International Underwriting Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Prospectus.

      (ii) To the best of my knowledge and except as set forth in or contemplated by the Prospectus with respect to systems under development, (a) each of the Company and its Designated Subsidiaries has all Authorizations of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary or appropriate for the Company and its Designated Subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect,
(b) all such Authorizations are in full force and effect with respect to the Company and its Designated Subsidiaries, (c) no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization and (d) the Company and its Designated Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

     (iii) To the best of my knowledge, neither the execution and delivery of the Underwriting Agreement or the International Underwriting Agreement, nor the consummation by the Company of the transactions contemplated hereby or thereby will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization.

    In rendering such opinion, such counsel (A) may rely (i) as to matters involving the application of the laws of the State of Washington, upon the opinion of Davis Wright Tremaine, special Washington counsel to the Company (which opinion shall be dated and furnished to the Underwriters at each Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that Mr. Easter shall state in his opinion that he believes that he and the Underwriters are justified in relying upon such opinion, and (ii) as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials and (B) may state that he expresses no opinion as to the laws of any jurisdiction outside the United States. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                        A-2-1

                                                                     Exhibit A-3

                     FORM OF OPINION OF DAVIS WRIGHT TREMAINE LLP
                       TO BE DELIVERED PURSUANT TO SECTION 5(b)

       (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington.

      (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the U.S. Underwriting Agreement.

     (iii) Each Designated Subsidiary formed under the laws of the State of Washington has been duly formed and is validly existing as limited liability company or limited partnership under the laws of the State of Washington; has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, subject to compliance with local regulatory requirements; and all of the issued and outstanding membership interests or partnership interests of each such Designated Subsidiary have been duly authorized and validly issued, and are fully paid.

      (iv) The authorized capital stock of the Company is as set forth in the Prospectus; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

       (v) The Underwriting Agreement and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by the Company.

      (vi) The Shares being delivered at each Closing Time have been duly authorized and validly issued and are fully paid and non-assessable; and the Shares conform to the description of Stock contained in the Prospectus.

     (vii) The issuance of the Shares being delivered at each Closing Time is not subject to the preemptive or other similar rights of any securityholder of the Company.

    (viii) To the best of such counsel's knowledge, neither the Company, nor any of its Designated Subsidiaries is in violation of, as applicable, its articles, bylaws, limited liability company agreement or partnership agreement.

      (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the State of Washington is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement or the U.S. Agreement, in connection with the offering, issuance or sale of the Shares thereunder or the consummation of the actions contemplated thereby except such filings as have been made or may be required under federal law or securities or blue sky laws of the State of Washington in connection therewith.

       (x) The issue and sale of the Shares, the execution, delivery and performance of the Underwriting Agreement, the U.S. Underwriting Agreement, the Shares and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated thereby or in the Prospectus, and the consummation of the transactions contemplated therein and in the


                                        A-3-1

Prospectus (including the issuance and sale of the Shares by the Company under the Underwriting Agreement and under the U.S. Underwriting Agreement and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds"), the compliance by the Company with its obligations under the Underwriting Agreement and under the U.S. Underwriting Agreement have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with, contravene or constitute a breach of the Company's Articles of Incorporation or By-Laws.

              In rendering such opinion, such counsel (A) may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials and (B) may state that they express no opinion as to the laws of any jurisdiction other than the State of Washington. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                        A-3-2

                                                                     Exhibit A-4

                     FORM OF OPINION OF DAVIS WRIGHT TREMAINE LLP
                      TO BE DELIVERED  PURSUANT TO SECTION 5(d)

       (i) The Underwriting Agreement and the U.S. Underwriting Agreement have been duly executed and delivered by or on behalf of the Selling Shareholder; and the sale of the Shares to be sold by such Selling Shareholder thereunder and the compliance by such Selling Shareholder with all of the provisions of the Underwriting Agreement and the U.S. Underwriting Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute or material, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the constituting or operative document or agreement of such Selling Shareholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder.

      (ii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement and the U.S. Underwriting Agreement in connection with Shares to be sold by such Selling Shareholder thereunder, except such as have been duly obtained and are in full force and effect and such as may be required under federal law or securities or Blue Sky laws of the State of Washington in connection with the purchase and distribution of such Shares by the Underwriters or the U.S. Underwriters.

     (iii) To the best of such counsel's knowledge, immediately prior to the First Closing Time such Selling Shareholder had good and valid title to the Shares to be sold at such First Closing Time by such Selling Shareholder under the Underwriting Agreement and the U.S. Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell assign, transfer and deliver the Shares to be sold by such Selling Shareholder thereunder.

      (iv) To the best of such counsel's knowledge, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters or U.S. Underwriters, as the case may be, who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

              In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the State of Washington and in rendering the opinion in subparagraphs (iii) and (iv) such counsel may rely upon a certificate of such Selling Shareholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on the Shares sold by such Selling Shareholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate.


                                        A-4-1